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                                                                    EXHIBIT (21)

                           SUBSIDIARIES OF REGISTRANT

     The following lists each of the Registrant's significant domestic and foreign subsidiaries.

                                                                                     PERCENT
                                                                  JURISDICTION      OF VOTING
                                                                    IN WHICH        SECURITIES
                    NAME OF CORPORATION                           INCORPORATED        OWNED
------------------------------------------------------------      ------------      ----------
Milton Roy Company..........................................      Pennsylvania         100%
The Falk Corporation........................................      Delaware             100%
Sullair Corporation.........................................      Indiana              100%
Sundstrand Fluid Handling Corporation.......................      Delaware             100%